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                                                                  EXHIBIT 3.4(a)

April 20, 1972

                                    CHARTER

                                       of

                            CHROME CRANKSHAFT, INC.


         The undersigned natural person or persons, having capacity to contract and acting as the incorporator or incorporators of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

         (1)      The name of the corporation is Chrome Crankshaft, Inc.

         (2)      The duration of the corporation is perpetual.

         (3) The address of the principal office of the corporation in the State of Tennessee shall be 1074 East Brooks Road, Memphis, Tennessee, County of Shelby.

         (4)      The corporation is for profit.

         (5) The purpose or purposes for which the corporation is organized are:

                  (a) To build, reconstruct, repair, renovate, sell high performance automobile crankshafts, and all related parts thereto including selling crankshaft kits and assemblies used in racing or other types of cars and all related parts thereto.

         (6) The maximum number of shares which the corporation shall have the authority to issue in One Hundred (100) shares, with no par value.

         (7) The corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares (not less than $1,000.00).

Dated: April 19,1972
                                             /s/ June Harris
                                             -----------------------------------
                                             Incorporator

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         I, JOE C. CARR, Secretary of State, do certify that this Charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me.

         This the 20th day of April, 1972.

                                  JOE C. CARR,
                                  SECRETARY OF STATE
                                       FEE: $20.00

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                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                            CHROME CRANKSHAFT, INC.

         Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following article of amendment to its charter:

         1.       The name of the corporation is Chrome Crankshaft, Inc.

         2.       The amendment adopted is:

                  The name of the corporation is changed from Chrome Crankshaft, Inc. to Lunati Cams, Inc.

                  The address of the principal office of the corporation shall be 3871 Watman, Memphis, Shelby County, Tennessee

         3. The amendment was duly adopted at a meeting of the shareholders on July 31, 1974.

         4. If the amendment is not to be effective when these articles are filed by the Secretary of State, the date it will be effective is July 31, 1974.

         Dated    July 31, 1974     .
               ---------------------

                                           CHROME CRANKSHAFT, INC.
                                       -----------------------------------------
                                                (Name of Corporation)

                                       By         /s/ Joe Lunati
                                         ---------------------------------------
                                                      (Title)

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         I, JOE C. CARR, Secretary of State, do hereby certify that this amendment to charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me.

         This the 21st day of October, 1974.

                                  JOE C. CARR,
                                  SECRETARY OF STATE
                                       FEE: $10.00

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                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                            CHROME CRANKSHAFT, INC.
                   ------------------------------------------

         Pursuant to the provisions of Section 48-1-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

         1.       The name of the corporation is:

                           Lunati Cams, Inc.

         2.       The corporation hereby changes its address to:
                  P.O. Box 18021
                  Memphis, TN 38181-0021

         3. The amendment was duly adopted at a meeting of the shareholders on November 28, 1986.


         Dated:   July 13, 1987
                ----------------
                                         Lunati Cams, Inc.
                                      ------------------------------------------
                                             Name of Corporation

                                      By:     /s/ Peggy M. Lunati
                                         ---------------------------------------
                                             Signature